SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

FEBRUARY 17, 2004

Date of Report

DECEMBER 19, 2003

(Date of Earliest Event Reported)

EAPI ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)


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Nevada             0-30096               77-0454933
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(State or other   (Commission File No.)  (IRS Employer I.D.
Jurisdiction)                            No.)
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201 - 20436 FRASER HIGHWAY
LANGLEY, BC V3A 4G2
CANADA

(Address of Principal Executive Offices)

604-514-3044

Registrant's Telephone Number

ITEM  4.   CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

(a) On December 19, 2003 the Company agreed to change its principal accountant. The former principal accountant of the Company, Hawkins Accounting, resigned as they made a decision not to register with the new PCAOB.

     The Company has never received any adverse opinion or a disclaimer of opinion, or opinion that was qualified or modified as to uncertainty, audit scope, or accounting


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     principles from the former principal accountant except a going concern note in each financial statement for the past two fiscal years and each interim financial statement in that period up to and including the June 30, 2003 interim financial statement.

     The Company Board of Directors accepted the resignation of the former principal accountant.

     The Company has not had any disagreements with the former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report during the two most recent fiscal years and all subsequent interim periods through to the date of resignation on December 19, 2003.

(b) On December 22, 2003 the Company has agreed to engage a new principal accountant. The newly engage Certified Public Accounting firm is:

     Weinberg  &  Company,  PA
     Certified  Public  Accountants
     1875  Century  Park  East
     Suite  600
     Los  Angeles,  CA
     90067

     The Company has never consulted or engaged the new principal accountant regarding any accounting or business issue of the Company prior to their engagement as principal accountants.

ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibits

(a)  Letter from Hawkins Accounting on no accounting disagreements
(b)  Letter from Hawkins Accounting on review of 8-K statements

--------------------------------------------------
EXHIBIT NUMBER  SEC REFERENCE  DESCRIPTION
--------------------------------------------------
1               2              Letter from Hawkins
                               Accounting
--------------------------------------------------
2               2              Letter from Hawkins
                               Accounting
--------------------------------------------------


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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 17, 2004            EAPI Entertainment, Inc.
                                    By:  /s/ Peter Gardner, President


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